EXHIBIT 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     We hereby consent to the inclusion of information from our report dated January 27, 2005, on the evaluation of the oil and gas reserves attributable to the interests of Parallel Petroleum Corporation (the “Company”) in certain oil and gas properties for the year ended December 31, 2004 into the Company’s registration statement on Form S-3 (Registration No. 333-119725) and to the references to us in the prospectus supplement forming a part of such registration statement.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
/s/ Robert Ravnaas
Bob Ravnaas, P.E.
Executive Vice President

February 3, 2005